UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2026, Generation Income Properties, Inc. (the “Company”) announced the pricing of a “best efforts” public offering of (i) 23,825,000 shares of its common stock, par value $0.01 per share (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”)) and (ii) warrants to purchase up to 23,825,000 shares of common stock (the “Warrants”), at a combined public offering price of $0.21 per Share and accompanying Warrant (the “Offering”).

Each Pre-Funded Warrant has an exercise price of $0.0001 per share upon issuance for one share of common stock and will expire when exercised in full. Each Warrant has an exercise price of $0.21 per share (subject to adjustment as more fully described in the Warrant), is exercisable upon issuance for one share of common stock and will expire five years following the date of issuance. If at any time during the two-year period following the issuance of the Warrants the Company implements a share split, share dividend, reverse stock split or similar event, the exercise price of the Warrants will be reduced to the lowest volume weighted average price during the five business days before and five business days after the event, subject to a floor exercise price of $0.0562 per share. For each such adjustment of the exercise price, the number of shares issuable upon exercise of a Warrant shall be increased such that the aggregate exercise price payable under the Warrant, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price for all shares issuable pursuant to the Warrant on the date of the issuance of the Warrant.

In connection with the Offering, on May 28, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers party thereto. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. The Company also agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) 30 days after the closing date of the Offering, subject to certain exceptions.

In connection with the Offering, on May 28, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC, as placement agent(the “Placement Agent”). At the closing, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for all out-of-pocket costs and expenses (including the Placement Agent’s legal counsel’s legal fees) incurred in connection with the Offering in an aggregate amount up to $85,000.

In addition, the Company’s directors and executive officers have entered into a lock-up agreement whereby each director and officer has agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days following the closing date of the Offering without the prior written consent of the Placement Agent, subject to certain exceptions.

The shares of common stock, the Pre-Funded Warrants and the Warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-11 (File No. 333-296210) which was declared effective by the Securities and Exchange Commission on May 28, 2026.

The closing of the Offering occurred on June 1, 2026. The Company received net proceeds of approximately $4.4 million, after deducting offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the offering to redeem a portion of the $13 million of preferred equity held in a subsidiary and for working capital and other general corporate purposes. In addition, on June 1, 2026, the Company entered into a warrant agency agreement with its transfer agent, Continental Stock Transfer & Trust Company, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Warrants, lock-up agreements and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents, which are filed as exhibits 4.1, 4.2, 10.1, 10.2,10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the offering on May 29, 2026. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Pre-Funded Warrant.
10.1	Placement Agency Agreement, dated May 28, 2026, between the Company and Maxim Group LLC.
10.2*	Securities Purchase Agreement, dated May 28, 2026, between the Company and the purchasers party thereto.
10.3	Form of Lock-up Agreement.
10.4	Warrant Agency Agreement, dated June 1, 2026, between the Company and Continental Stock Transfer & Trust Company.
99.1	Press Release dated May 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	June 1, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer